EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-56755) of AVANT Immunotherapeutics, Inc. (formerly T Cell Sciences, Inc.) of our report dated March 25, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 29, 1998